UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

METLIFE, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4075851
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
200 Park Avenue New York, New York	10166-0188
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-192366

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C to be registered hereunder, reference is made to the information under the heading “Description of Capital Stock—Preferred Stock” on page 19 of MetLife, Inc.’s Prospectus dated November 15, 2013 (Registration No. 333-192366), as supplemented by the information under the heading “Description of the Series C Preferred Shares” on pages S-24 through S-37 of MetLife, Inc.’s related Prospectus Supplement, dated May 27, 2015, which information is incorporated herein by reference and made part of this Registration Statement.

Item 2.	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of MetLife, Inc., incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Annual Report”).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MetLife, Inc., dated April 29, 2011, incorporated by reference to Exhibit 3.6 to the 2011 Annual Report.

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MetLife, Inc., dated April 29, 2015, incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Current Report on Form 8-K dated April 30, 2015.

3.4	Amended and Restated By-Laws of MetLife, Inc., effective December 8, 2015, incorporated by reference to Exhibit 3.2 to MetLife, Inc.’s Current Report on Form 8-K dated December 14, 2015.

3.5	Certificate of Designations with respect to the 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C of MetLife, Inc., dated May 28, 2015, incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Current Report on Form 8-K dated May 28, 2015.

4.1	Certificate of Designations with respect to the 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C of MetLife, Inc., dated May 28, 2015, incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Current Report on Form 8-K dated May 28, 2015.

4.2	Form of 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C Stock Certificate, incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Current Report on Form 8-K dated May 28, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

METLIFE, INC.

Dated: April 11, 2016	By:	/s/ Marlene B. Debel
	Name:	Marlene B. Debel
	Title:	Executive Vice President and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

3.1	Amended and Restated Certificate of Incorporation of MetLife, Inc., incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Annual Report”).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MetLife, Inc., dated April 29, 2011, incorporated by reference to Exhibit 3.6 to the 2011 Annual Report.

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MetLife, Inc., dated April 29, 2015, incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Current Report on Form 8-K dated April 30, 2015.

3.4	Amended and Restated By-Laws of MetLife, Inc., effective December 8, 2015, incorporated by reference to Exhibit 3.2 to MetLife, Inc.’s Current Report on Form 8-K dated December 14, 2015.

3.5	Certificate of Designations with respect to the 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C of MetLife, Inc., dated May 28, 2015, incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Current Report on Form 8-K dated May 28, 2015.

4.1	Certificate of Designations with respect to the 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C of MetLife, Inc., dated May 28, 2015, incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Current Report on Form 8-K dated May 28, 2015.

4.2	Form of 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C Stock Certificate, incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Current Report on Form 8-K dated May 28, 2015.